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                                                               EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and in the Registration Statements on Form S-8 listed below of Johnson Controls, Inc. of our report dated October 19, 1998 appearing on page 39 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 21 of this Form 10-K.

1.    Post-Effective Amendment No. 6 to Form S-16 on Form S-3
      (Registration No. 2-64288)

2.    Registration Statement on Form S-8 (Registration No. 33-30309)

3.    Registration Statement on Form S-8 (Registration No. 33-31271)

4.    Registration Statement on Form S-3 (Registration No. 33-50110)

5.    Registration Statement on Form S-8 (Registration No. 33-58092)

6.    Registration Statement on Form S-8 (Registration No. 33-58094)

7.    Registration Statement on Form S-8 (Registration No. 33-49862)

8.    Post-Effective Amendment No. 1 to Form S-8 (Registration No. 33-49862)

9.    Registration Statement on Form S-3 (Registration No. 33-57685)

10.   Registration Statement on Form S-3 (Registration No. 33-64703)

11.   Registration Statement on Form S-8 (Registration No. 333-10707)

12.   Registration Statement on Form S-3 (Registration No. 333-13525)

13.   Registration Statement on Form S-8 (Registration No. 333-36311)

14.   Registration Statement on Form S-8 (Registration No. 333-66073)


PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
December 15, 1998




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